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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                      Date of Report: September 22, 2001
                       (Date of earliest event reported)

                             WALL STREET WEB, INC.
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            (Exact name of Registrant as specified in its charter)


          New Jersey                                       23-3589086
          ----------                                       ----------
   (State of Incorporation)                                (IRS EIN #)

                              71 Irvington Street
                          Westwood, New Jersey 07675
                          --------------------------
              (Address of principal executive offices)(Zip Code)


         Registrant's Telephone Number: (201) 594-0555


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

   (a) (1)     On September 22, 2001, Registrant changed its certifying
accountants from JH Cohn, LLP, Roseland, New Jersey, to Malone & Bailey, PLLC, 5444 Westheimer Rd., #2080, Houston, Texas 77056.

          (i) The Company dismissed JH Cohen, LLP as its independent accountant;

          (ii) The report of JH Cohn, LLP, for the past two years has not contained an adverse opinion or disclaimer of opinion and was not qualified as to audit scope or accounting principles during the past two fiscal years, however it was modified to express substantial doubt about the Company's ability to continue as a a going concern;

          (iii) The decision to change accountants was approved by the Registrant's Board of Directors; and

          (iv)   (A)          There were no disagreements related to
                              accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the past two fiscal years and through the date of dismissal.

                  (B)         Not applicable;

                  (C)         Not applicable;

                  (D)         Not applicable; and


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                  (E)         Not applicable.

(2) On September 22, 2001, the Registrant engaged Malone & Bailey, PLLC as its independent accountants.

          (i) The Registrant did not consult with Malone & Bailey, PLLC its new independent accountants, regarding any matter prior to its engagement; and

(ii) Not applicable.

(3) The Registrant has provided to JH Cohen, LLP, its former accountants, a copy of the disclosures contained in this Item 4 and the Registrant has requested a letter from JH Cohen, LLP, addressed to the Commission, confirming the statements made by the Registrant in this Item 4. A copy of such letter is attached hereto.

          (b)   Not applicable.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a)   Not applicable.

          (b)   Not applicable.

          (c) Exhibit "A". Letter from JH Cohen, LLP regarding change of registrant's accountancy.



                                 SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          Date: April 25, 2002


                         WALL STREET WEB, INC.


                            /S/ JOAN RUELA
                         By: Joao Ruela, CEO, Secretary & Director


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